UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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LOUD TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 16, 2006

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of LOUD TECHNOLOGIES INC., a Washington corporation (the “Company”), will be held on Tuesday, May 16, 2006, at 10:00 a.m., local time, at the offices of the Company, 16220 Wood-Red Road NE, Woodinville, Washington, for the following purposes:

1.                To elect four directors to serve a three-year term and until their successors are elected;

2.                To approve future grants of nonqualified stock options under the Company’s 2003 Stock Option Plan (the “New Plan”) and to ratify grants made under the New Plan prior to the date of approval;

3.                To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on April 10, 2006 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to promptly vote and submit your proxy by marking, signing, dating and returning the enclosed proxy in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board of Directors
James T. Engen
Chairman, President and Chief Executive Officer
Woodinville, Washington
April 10, 2006

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS WILL ENSURE THAT A QUORUM IS REACHED. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

LOUD TECHNOLOGIES INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington  98072
(425) 487-4333

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy is solicited on behalf of the Board of Directors of LOUD Technologies Inc. (“Company”) for use at the Annual Meeting of Shareholders to be held on Tuesday, May 16, 2006, at 10:00 a.m., local time, or at any postponement or adjournment thereof (“Meeting”), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the offices of the Company, 16220 Wood-Red Road NE, Woodinville, Washington (telephone number (425) 487-4333).

These proxy solicitation materials will be mailed on or about April 18, 2006, to all shareholders entitled to vote at the Meeting.

Record Date

Shareholders of record of the Company’s common stock at the close of business on April 10, 2006 are entitled to notice of, and to vote at, the Meeting. On March 31, 2006, 4,566,202 shares of the Company’s common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation, a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

Voting

Holders of shares of common stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of April 10, 2006, must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee, but do have the effect of a “no” vote in determining whether other proposals are approved.

Solicitation

The Company bears the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

Deadline for Receipt of Shareholder Proposals for 2007 Annual Meeting

Proposals of shareholders that are intended to be presented by such shareholders at the Company’s 2007 Annual Meeting must be received by the Company no later than December 20, 2006 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s bylaws provide that the Company shall have no more than ten directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at ten directors.

The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The directors of the Company are divided into three classes. One class of directors is elected each year, and the members of such class hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 2 consists of Marc J. Leder, Rodger R. Krouse, Jason H. Neimark, and T. Scott King, whose terms will expire at the Meeting; Class 3 consists of C. Daryl Hollis, George R. Rea, and Clarence E. Terry, whose terms will expire at the 2007 Annual Meeting of Shareholders. Class 1 consists of James T. Engen, Jon W. Gacek and R. Lynn Skillen, whose terms will expire at the 2008 Annual Meeting of Shareholders.

At the Meeting, four Class 2 directors will be elected to serve three-year terms until the 2009 Annual Meeting. The nominees for Class 2 directors are T. Scott King, Jason H. Neimark, Kevin J. Calhoun, and Case Kuehn. Messrs. Leder and Krouse have submitted their resignations effective as of the meeting.

T. Scott King, Jason H. Neimark, Kevin J. Calhoun, and Case Kuehn are collectively referred to as “the Nominees.”  The Board of Directors recommends a vote FOR the Nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If the Nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
AND KEY EMPLOYEES

The Company’s directors, including the Nominees, executive officers and key employees, are as follows:

Name	Age	Position
Nominees:
T. Scott King	54	Director (Class 2)
Jason H. Neimark	35	Director (Class 2) and Vice President
Kevin J. Calhoun	45	Director (Class 2)
Case Kuehn	53	Director (Class 2), Vice President and Assistant Secretary
Continuing Directors:
James T. Engen	43	Chairman, President, Chief Executive Officer and Director (Class 1)
Jon. W. Gacek(1)	44	Director (Class 1)
R. Lynn Skillen(2)	50	Director (Class 1)
C. Daryl Hollis(1)	62	Director (Class 3)
George R. Rea(1)	68	Director (Class 3)
Clarence E. Terry(2)	59	Director (Class 3) and Vice President
Other Executive Officers and Key Employees:
Timothy P. O’Neil	43	Chief Financial Officer, Senior Vice President, Treasurer and Secretary
Kenneth P. Berger	49	Senior Vice President Marketing
Frank J. Loyko, Jr.	52	Senior Vice President Sales
Shawn C. Powers	48	Senior Vice President Operations
Stanley J. Morgan	57	Senior Vice President Sales
Edward A. Kornblum	40	Senior Vice President Entertainment & Artist Relations
Gary M. Reilly	53	Senior Vice President Engineering

(1)          Member of the Audit Committee

(2)          Member of the Compensation & Options Committee

Nominees

T. Scott King, was appointed as a director in March 2004. Mr. King is a Managing Director of Sun Capital Partners, Inc. and has 25 years of operating experience in the consumer, industrial and municipal marketplace. Prior to joining Sun Capital Partners in 2003, Mr. King was CEO of Waterlink, a manufacturer of water treatment systems, and was President of the $1 billion Consumer Brands Division of the Sherwin Williams Company from 1992 to 1998. While at Sherwin Williams, Mr. King received the “General Manager of the Year Award.”  Mr. King graduated from the State University of New York at Oswego with a Bachelor of Arts degree in Business and serves on the Board of Advisors of its Business School.

Jason H. Neimark, was appointed Vice President in February 2003 and a director in May 2005. Mr. Neimark is a Managing Director of Sun Capital Partners, Inc. Since joining Sun Capital Partners, Mr. Neimark has led more than 25 buyout and re-financing transactions on behalf of affiliates of Sun Capital Partners. After receiving his CPA designation in 1992, Mr. Neimark worked as a tax consultant and auditor for KPMG Peat Marwick until 1995 when he joined Midwest Mezzanine Funds, a provider of junior capital to middle market businesses, where he served until 2001 as a Principal. As President of K&D

Distribution, a national direct marketer and specialty distributor of optical products, and an affiliated company of Midwest Mezzanine, Mr. Neimark led K&D’s financial and operational turnaround in 2000. Mr. Neimark graduated from Indiana University with a Bachelor of Science degree in Accounting.

Kevin J. Calhoun, is a Senior Vice President of Sun Capital Partners, Inc., and has 22 years of operating, accounting and tax, management information systems, and risk management experience. Prior to joining Sun Capital Partners in 2000, Mr. Calhoun, served as CFO of a publicly-held technology company and Controller for a privately owned distribution business.  He was also with Ernst & Young for ten years, most recently as Senior Manager in its audit department. Mr. Calhoun served as Chief Financial Officer of Sun Capital Partners’ first affiliated portfolio company, Atlas Companies, a manufacturer of specialty papers and cutting dies. He received his Bachelor of Science degree in Accounting from the University of Florida.

Case Kuehn, was appointed Vice President and Assistant Secretary in March 2006. Mr. Kuehn is a Vice President of Sun Capital Partners, Inc., and has over 20 years experience in senior finance and operations management. Prior to joining Sun Capital Partners, Mr. Kuehn served as Senior Vice President, Finance, for Celartem, a solutions provider of content distribution, digital asset management, and high performance image compression, and as CFO and COO of LizardTech, one of Celartem’s business units from 2002 to 2005.  Mr. Kuehn also served in senior management positions in the software, technology, and consumer retail industries from 1991 through 2002, including Crossport Systems, ZoneNetworks, Seattle FilmWorks, and Shoe Pavilion, as well as Vice President with First Chicago and Senior Manager with PricewaterhouseCoopers from 1984 to 1991. Mr. Kuehn received his Bachelor of Arts degree, cum laude, from Kalamazoo College and his Master of Management, with Distinction, from the Kellogg Graduate School of Management of Northwestern University.

Continuing Directors

James T. Engen was appointed President, Chief Executive Officer, and a director in November 2000 and Chairman in May 2005. Prior to such appointment, Mr. Engen served as the Company’s Chief Operating Officer. From 1998 to 1999, Mr. Engen oversaw the European operations of the Company. From 1997 to 1998, Mr. Engen was a Senior Vice President of Price Waterhouse, a public accounting firm (now PricewaterhouseCoopers LLP), specializing in the restructuring and refinancing of companies. Prior to joining Price Waterhouse, Mr. Engen’s background included being the executive producer of a mini-series, which was sold to ESPN, and the producer/publisher of other sports-related productions. Mr. Engen has several years of experience as a chartered accountant for Price Waterhouse, and five years as a freelance sound consultant specializing in the design and equalization of large sound systems in stadiums, arenas, and convention centers. Mr. Engen holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia.

Jon W. Gacek was appointed director in September 2002. Mr. Gacek is Chief Financial Officer of Advanced Digital Information Corp. in Redmond, Washington, a designer and manufacturer of automated high performance data storage hardware and software products used to backup and archive electronic data in client/server network computing environments. Prior to joining ADIC in 1999, he was a partner at PricewaterhouseCoopers LLP in charge of the office technology practice in Seattle, Washington. While at PricewaterhouseCoopers, Mr. Gacek assisted private equity investment firms in a number of merger, acquisition, leveraged buyout and other transactions. Mr. Gacek is also a director at HouseValues.com, which is traded on Nasdaq under the symbol SOLD. Mr. Gacek holds a B.A. in Accounting from Western Washington University.

R. Lynn Skillen was appointed director in February 2003. Mr. Skillen is a Senior Vice President of Sun Capital Partners, Inc. with 25 years experience in finance and operations. Prior to joining Sun Capital Partners in 2002, Mr. Skillen served as Chief Financial Officer of two of Sun Capital Partners’ affiliated portfolio companies, Catalina Lighting, a manufacturer of residential lighting products and accessories, and Celebrity, a supplier of artificial plants and flowers. Mr. Skillen was also Vice President, Finance of Dollar Car Rental and CFO of Snappy Car Rental from 1994 to 1998. Prior to 1994, Mr. Skillen served in several finance and operating positions with Safelite Auto Glass. Mr. Skillen received his Bachelor of Business Administration degree from Wichita State University in Accounting and is a CPA.

C. Daryl Hollis was appointed as a director in April 2003. Mr. Hollis is a CPA and has been an independent business consultant since 1998. From 1996 to 1998, Mr. Hollis served as Executive Vice President and Chief Financial Officer of The Panda Project, Inc., a technology company. Mr. Hollis is also a director of Medical Staffing Network Holdings, Inc. and SAN Holdings, Inc.

George R. Rea, was appointed as a director in April 2003. Mr. Rea has been an independent business consultant since 1994. Mr. Rea is also a director of Northland Cranberries, Inc., Catalina Lighting, Inc. and SAN Holdings, Inc.

Clarence E. (“Bud”) Terry, was appointed as a director and Vice President in February 2003. Mr. Terry is a Managing Director of Sun Capital Partners, Inc. Prior to joining Sun Capital Partners in 1999, Mr. Terry worked for 28 years at Rain Bird Sprinkler Manufacturing, the world’s largest manufacturer of irrigation products, most recently as Vice President of Consumer Products and previously, Vice President of Manufacturing. Mr. Terry started Sun Capital Partners’ Operations Department in 1999 and has been responsible for establishing the management oversight system for its affiliated portfolio companies. Mr. Terry holds a Bachelor of Science degree in Civil Engineering and a Masters of Business Administration from California State Polytechnic University.

Other Executive Officers and Key Employees

Timothy P. O’Neil was appointed Chief Financial Officer, Senior Vice President, Secretary and Treasurer in July 2003. Mr. O’Neil brings nearly 20 years of financial management experience to the Company. Mr. O’Neil served as CFO of Trendwest Resorts, Inc. until July 2003. Trendwest was a Nasdaq traded company, with over $500 million in annual revenues, until its sale to Cendant Corporation in 2002. From 1988 to 1998, Mr. O’Neil worked for Bank One Corporation, where he served as Vice President of Corporate Banking and Loan Syndications. Mr. O’Neil also served as Operations Manager at Centra, Inc. from 1984 to 1987.

Kenneth P. Berger was appointed Senior Vice President Marketing in January 2003. Mr. Berger has more than 25 years of marketing and business development experience in the professional audio industry. Most recently, Mr. Berger was the founder and CEO at Pro Sound Web, the largest online community for professional audio, lighting, and entertainment technologies. Prior to that, Mr. Berger was co-founder and president of Eastern Acoustic Works, Inc. (“EAW”), a recognized leader in the development of high-performance loudspeaker systems for concert touring and fixed installations. EAW was acquired by the Company in April 2000.

Frank J. Loyko, Jr. was appointed Senior Vice President Sales in February 2003. Mr. Loyko previously served as Senior Vice President of Sales, U.S. and prior to that was Vice President of Sales at Eastern Acoustic Works, Inc. Mr. Loyko was an employee of EAW for 21 years. EAW was acquired by the Company in April 2000.

Shawn C. Powers was appointed Senior Vice President of Operations in May 2005. Mr. Powers has over 20 years of general management and operations experience in various industries including telecommunications and technology. He most recently served as Vice President of Information Services for Trendwest Resorts with responsibility for all systems to support international operations. Mr. Powers is also an accomplished business consultant who has led consulting engagements with Accenture (formerly Andersen Consulting) and Cambridge Technology Partners.

Stanley J. Morgan was appointed Senior Vice President of Domestic Sales in July 2005. Mr. Morgan’s experience in the music industry spans more than 3 decades, most recently as Vice President of Sales for St. Louis Music, Inc. from 1992 through 2005. St. Louis Music was acquired by the Company in March 2005. From 1989 through 1992, Mr. Morgan served as National Sales and Marketing Manager for Hardigg Industries, a manufacturer located in South Deerfield, MA. Mr. Morgan spent more than 11 years in musical instrument retailing which included sales, store management, band and orchestral positions and senior management.

Edward A Kornblum was appointed Senior Vice President Entertainment & Artist Relations in March 2005. Mr. Kornblum previously served as Vice President Brand Marketing and Artist Relations for St. Louis Music, Inc. Mr. Kornblum was an employee of St. Louis Music for nine years. St. Louis Music was acquired by the Company in March 2005.

Gary M. Reilly was appointed Senior Vice President of Enginnering in July 2005. Mr. Reilly brings to the Company over 25 years experience in engineering and product development, most recently as Sr. Director of Product Development at Qualcomm, a leader in developing innovative digital wireless communications products and services, where he was responsible for driving alignment of product strategies, roadmaps and development plans. Mr. Reilly held various product development and engineering positions at Cubic, Spectrum Control, Advanced Technology Laboratories, Data I/O and Boeing Aerospace.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Board Meetings

The Board of Directors of the Company held a total of three meetings during 2005. Messrs. Leder, Krouse, King, and Terry attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

Committees

The Company is a “controlled company” as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules because more than 50% of its voting power is held by Sun Mackie, LLC and its affiliates. Please see “Beneficial Ownership of Principal Shareholders, Directors and Management” below. As a “controlled company,” the Company is exempt from the requirements of Rule 4350(c) with respect to the Company having a majority of independent directors on the Board of Directors, the compensation and nominating committees being composed solely of independent directors, the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and director nominees being selected or recommended for the Board’s selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

The Company’s Board of Directors currently has two standing committees: an Audit Committee and a Compensation and Options Committee.

The Audit Committee (1) reviews any non-audit services our independent accountants perform and considering the effect, if any, this may have on their independence, (2) recommends engagement of the Company’s independent registered public accounting firm, (3) reviews the scope of the audit, (4) considers comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and the consideration given thereto by management, and (5) reviews internal accounting procedures and controls with the Company’s financial and accounting staff. The Audit Committee, which currently consists of Messrs. Gacek, Hollis (Chair) and Rea, held five meetings in 2005.

The Compensation and Options Committee (1) reviews executive compensation and establishes executive compensation levels, and (2) administers the Company’s 2003 Stock Option Plan (“2003 Option Plan”) and the Company’s Third Amended and Restated 1995 Stock Option Plan (“1995 Option Plan”). The Compensation & Options Committee, which currently consists of Messrs. Terry (Chair) and Skillen, held one meeting in 2005.

The Company does not have a standing nominating committee at this time. As a controlled company, the NASD Rules applicable to Nasdaq listed companies do not require us to have a standing nominating committee and the Board believes that it is not necessary or appropriate to have such a committee. Nominations of directors are made by our full Board, with the advice of our majority shareholder, Sun Mackie. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders. Nominations by shareholders should be submitted to the Secretary of the Company and must comply with certain procedural and informational requirements set forth in the Company’s Bylaws. Please see “Deadline for Receipt of Shareholder Proposals for 2007 Annual Meeting” above.

Director Compensation

The Company pays each Independent Director $25,000 annually, with a 50% premium for the Audit Committee Chair, payable quarterly in arrears. The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees.

PROPOSAL NO. 2

APPROVAL OF EQUITY COMPENSATION ARRANGEMENTS

We are seeking shareholder approval of the LOUD Technologies Inc. 2003 Stock Option Plan (the “New Plan”), formerly known as the Mackie Designs 2003 Stock Option Plan. The New Plan was adopted by the Board of Directors in 2003 without shareholder approval; however, in connection with the listing of our common stock on the Nasdaq Capital Market beginning March 1, 2006, future grants under the New Plan require that our shareholders approve the plan pursuant to NASD Rule 4350(i)(1)(A). Approval of this Proposal also constitutes ratification of all outstanding options granted under the New Plan prior to March 1, 2006. As of April 10, 2006 we had granted and there were outstanding options under the New Plan for the purchase of 284,000 shares of our common stock.

Shareholder approval had not previously been required under our corporate governance policies or under applicable tax laws and regulations because, (i) the New Plan provides only for the award of nonqualified stock options and (ii) at the time the New Plan was adopted , our stock was not listed on the Nasdaq and thus those rules did not apply. Awards previously awarded under the New Plan, as well as options granted under the Mackie Designs 1995 Stock Option Plan (the “Prior Plan”) will remain outstanding until exercised or terminated in accordance with their terms.

Equity Incentive Plan

The Board of Directors, acting upon the recommendation of its Compensation and Options Committee, has recommended that shareholders approve future awards under the New Plan, which would permit the award of nonqualified stock options exercisable for up to 345,600 shares of our common stock. Awards may be made to employees, directors and consultants of the Company to align those persons’ interests with those of our shareholders. Shareholder approval also constitutes ratification of the granting of nonqualified stock options to purchase 284,000 shares of common stock granted prior to the date of this Proxy Statement. Those options are included in the total number submitted for approval and thus will not further increase the number of shares included in the New Plan.

The reason we are seeking shareholder approval of future awards under the New Plan is that, whereas grants made prior to our listing on the Nasdaq Capital Market on March 1, 2006, did not require shareholder approval, Nasdaq corporate governance rules now require that we obtain shareholder approval prior to making equity based compensation awards. Shares reserved for issuance pursuant to options previously granted under the New Plan would remain outstanding and would be exercisable or terminable in accordance with their respective terms. Shares subject to options granted after shareholder approval, if obtained, would become available and would be governed by the terms of the New Plan.

The following table summarizes certain information about the New Plan. This comparison is not complete, and you should read this entire Proxy Statement, including the text of the New Plan enclosed as Annex A, for important information about the New Plan and its material terms.

Terms	New Plan
Type of Securities to be Issued	Nonqualified stock options
Number of Securities to be Issued

Up to 345,600 shares, which represents the maximum number of shares that may be subject at any one time to stock options awarded under the New Plan. This number includes 284,000 shares issuable under options previously awarded. In addition, as awards under the New Plan expire or terminate, the shares subject to such awards become available for issuance.

Terms of Award at Date of Grant

Options to purchase shares at a price ordinarily determined based upon fair market value as of the date of grant. Options ordinarily have a ten year term and vest ratably over a 5 year period; however, the Compensation and Options Committee or the Board of Directors has the authority to vary these terms as it deems appropriate.

Accounting Treatment by Company

The Company will recognize a compensation expense over the requisite service period. The amount of this expense will be based on an estimate of the fair value of the outstanding options at the date of the grant, and this estimate will be based upon a variety of factors, including the price of the shares at the grant date, the estimated life of the option, the volatility of the price of the shares during a predetermined period prior to the valuation date, and various other factors.

Tax Consequences to Holders

The grant of a stock option does not trigger taxable income to the recipient; except that a grant of an in-the-money stock option triggers taxable income to the recipient in an amount equal to the positive difference, if any, between the exercise price of the option and the fair market value of the underlying common stock on the grant date. In the latter instance, the rate applicable to such taxation is equal to the award recipient’s marginal tax rate, and an additional excise tax of 20% applies to such grants. Upon exercise of the option, the optionee will have taxable income equal to positive difference, if any, between the fair market value of the share, measured as of the time of exercise, less the exercise price. On the sale of the underlying stock, the optionee has taxable income in an amount equal to the difference between the sale price and the fair market value at the time of exercise. The nature of that gain (capital or ordinary) will depend on the post-exercise holding period and other factors.

Tax Consequences to Company	The Company is entitled to a deduction at the same time, and in the same amount, that the recipient of a stock grant, stock option or stock appreciation right recognizes taxable income.

TERMS OF THE NEW PLAN

The principal provisions of the New Plan, which was formerly identified as the Mackie Designs Inc., 2003 Stock Option Plan, are summarized in this section. This summary is qualified in its entirety by reference to the New Plan, a copy of which is attached as Annex A to this Proxy Statement. Copies of the Prior Plan may be obtained upon written request to: Investor Relations Department, LOUD Technologies Inc., 16220 Wood-Red Road NE, Woodinville, Washington 98072, or by phoning (425) 487-4333.

General.   The purpose of the New Plan is to attract and retain the services of experienced and knowledgeable employees,  directors and consultants for the benefit of LOUD Technologies Inc., and its shareholders, and to provide additional incentive for those individuals to continue to work for the best interests of the Company and its shareholders by giving participants continuing ownership of shares of common stock or similar economic incentives.

Administration.   The Compensation and Options Committee of the Board of Directors has authority to grant awards under, and is responsible for the general administration and interpretation of, the New Plan.

Plan Benefits.   Because benefits under the New Plan will depend on the Compensation and Options Committee’s actions and the fair market value of our shares of common stock at various future dates, as well as upon the number of shares that are covered by options now outstanding or hereafter awarded, which subsequently are forfeited or terminated, it is not possible to determine the benefits that will be received by participants in the New Plan. In the fiscal year ended December 31, 2005, stock options for an aggregate of 59,000 shares of common stock were granted to executive officers, of which 4,000 options were vested, and grants of 20,000 shares of common stock had been made to employees and non-employee directors, of which 3,000 shares were fully vested. The closing price of LOUD Technologies Inc. common stock on the Nasdaq Stock Market on April 8, 2006, was $15.50.

Eligibility.   Each employee or director of the Company or any entity that directly or indirectly controls or is under common control with the Company is eligible to participate in the New Plan; provided that an award recipient must (a) be a natural person, (b) render bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, and (c) render bona fide services that do not directly or indirectly promote or maintain a market for the Company’s securities.

Shares Subject to the New Plan.   An aggregate of 345,600 shares of common stock have been reserved for issuance under the New Plan, which includes shares issuable upon the exercise of options to purchase 284,000 shares previously granted and outstanding as of April 10, 2006. The New Plan provides for the award of nonqualified stock options, the terms of which are discussed below. Options granted under the New Plan which expire unexercised will become available for reissuance under the New Plan.

Stock Options.   A stock option conveys to the participant a right to purchase shares of common stock from the Company at a price established at the date of the grant. Each stock option is to be evidenced by an option agreement that describes the applicable terms and conditions. In particular, the option agreement will specify the number of shares that may be purchased, the expiration date for the option, the schedule (if any) under which the option will vest, the exercise price, and any other terms, conditions, restrictions, representations or warranties required by the Compensation and Options Committee. The exercise price of options granted under the New Plan ordinarily will be equal to or greater than the fair market value of the shares as of the grant date, the Board or the Compensation and Options Committee retains the discretion to set the exercise price at a higher or lower value. Stock options ordinarily will expire ten years after the grant date unless the Compensation and Options Committee establishes a shorter exercise period. Any stock option will vest and be exercisable on the schedule and subject to the terms and conditions that the Compensation and Options Committee determines, ordinarily 5 years.

The participant may exercise an option by delivering written notice to the Company of the number of shares to be exercised, together with payment of the exercise price and any applicable taxes. A participant must pay the exercise price in full at the time of exercise. Payment of the exercise price may be in cash, by bank certified or cashier’s check or by personal check. The Compensation and Options Committee may, at any time before exercise of an option, permit alternative forms of payment, including but not limited to installment payments and various cashless exercise arrangements.

Adjustments to Shares Subject to the New Plan. If any change is made to the Company’s common stock by reason of any split, equity distribution, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding shares as a class without the Company’s receipt of consideration, appropriate adjustments will be made to adjust proportionally the number of shares subject to outstanding awards and available under the New Plan. In determining adjustments to be made under these circumstances, the Compensation and Options Committee may take into account such factors as it deems appropriate. Any such adjustments to outstanding awards will be effected in a manner that precludes the material enlargement of rights and benefits under such awards. In the event of a liquidation or dissolution of the Company, any unexercised awards will terminate immediately prior to the proposed action unless otherwise determined by the Compensation and Options Committee.

Federal Income Tax Consequences Relating to the New Plan

The U.S. federal income tax consequences to the Company and recipients of options under the New Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the New Plan. Recipients of options under the New Plan should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

As discussed above, several different types of instruments may be issued under the New Plan. The tax consequences related to the issuance of each is discussed separately below.

The grant of a stock option does not cause the optionee to realize taxable income. Instead, the optionee will recognize taxable income at the time he or she exercises the option. The amount of the taxable income is equal to the fair market value of the shares (measured as of the time of exercise), minus any exercise price paid by the optionee. Correspondingly, the Company has a withholding tax obligation with respect to the option-related taxable income realized by the optionee. The Compensation and Options Committee may take steps, such as delaying the delivery of the shares to the optionee, to guarantee that sufficient funds are available for the Company to satisfy its withholding tax obligations.

The mere grant of a nonqualified stock option will not trigger any taxable income to the optionee; correspondingly, the Company will not be entitled to a tax deduction upon the grant of a nonqualified stock option. When any part of a nonqualified stock option is exercised, the optionee will be deemed to have received ordinary income in an amount equal to the difference between the option price and the fair market value of the Common Stock at the time of exercise. In the event an Optionee cannot sell shares acquired on the exercise of an option without incurring liability under Section 16(b) of the Securities Exchange Act of 1934, the income recognition associated with the exercise is delayed (unless the optionee elects otherwise under Section 83(b) of the Code within 30 days of the exercise) until the earlier of (i) six months after the purchase of the shares or (ii) the first day such restriction ceases.

Upon the exercise of a nonqualified stock option, the Company may claim a tax deduction in an amount equal to the amount of ordinary income realized by the optionee, provided the Company satisfies its income tax reporting obligations under the Code. Unless the optionee is an independent contractor or foreign resident, the Company may be required to withhold income taxes and employment taxes payable in connection with the exercise of a nonqualified stock option. The Company may withhold from regular wages or supplemental wages, or otherwise insure that the amount of taxes required to be withheld is available for payment, including the withholding of an appropriate number of shares to be issued upon the exercise of a nonqualified stock option.

The foregoing is a summary of complex federal income tax laws affecting the exercise of options. State and local income tax consequences to an optionee may differ from federal income tax consequences. An optionee who intends to exercise an option or dispose of Shares acquired on the exercise of an option should consult his or her own tax advisor with respect to the federal, state and local income tax consequences.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the “Named Executives”) during the year ended December 31, 2005

SUMMARY COMPENSATION TABLE

	Annual Compensation					Long-Term Compensation Awards
Name and Principal Position	Year	Salary		Bonus		Restricted Stock Awards	Shares Underlying Options(1)	All Other Compensation(2)
James T. Engen	2003	$325,000		—		—	80,800	$110,703	(3)
Chairman, President, Chief	2004	325,000		76,556		—	800	11,042
Executive Officer and Director	2005	325,000		123,567	(4)	—	7,000	9,867
Timothy P. O’Neil	2003	103,647	(5)	25,000	(6)	—	32,000	5,011
Chief Financial Officer, Senior	2004	190,000		30,000		—	—	7,469
Vice President, Treasurer and Secretary	2005	190,000		89,867	(7)	—	3,000	9,028
Kenneth P. Berger	2003	166,250		—		—	34,000	18,931	(8)
Senior Vice President	2004	166,250		35,000		—	—	10,639
Marketing	2005	182,917		89,867	(7)	—	3,000	2,660
Frank J. Loyko, Jr.	2003	150,000		100,000		—	36,000	9,098
Senior Vice President Sales	2004	170,000		53,332		—	—	10,670
	2005	175,000		67,400	(9)	—	2,000	8,302
Shawn C. Powers	2003	48,654	(10)	—		—	—	4,340
Senior Vice President	2004	141,750		47,600		—	9,000	10,212
Operations	2005	154,000		67,400	(9)	—	7,000	7,546

   (1)  Options have been adjusted for 1-for-5 reverse stock split effected on November 17, 2005.

   (2)  Consists of payments made by the Company for the Named Executive for matching contributions under its 401(k) profit sharing plan, term life insurance and disability insurance premiums and/or health insurance premiums.

   (3)  Includes a payment of $101,660 and 19,550 shares from the Retention Fund that was established in April 2002 in connection with the equity investment made by Sun Mackie, LLC the Company. The Retention Plan provided generally for the payment of cash and shares of the Company, in varying amounts, payable to certain executive officers who remain employed with the Company for a period of one hundred eighty (180) days following the closing of the transaction with Sun Mackie.

   (4)  Includes $55,000 earned and paid in 2005 and $68,567 earned in 2005 but paid in 2006.

   (5)  This payment is for a partial year, Mr. O’Neil joined the Company in July 2003.

   (6)  Consists of a bonus earned in 2003, but paid in 2004.

   (7)  Includes $40,000 earned and paid in 2005 and $49,867 earned in 2005 but paid in 2006.

   (8)  Includes moving expenses of $13,854.

   (9)  Includes $30,000 earned and paid in 2005 and $37,400 earned in 2005 but paid in 2006.

(10) This payment is for a partial year, Mr. Powers joined the Company in August 2003.

COMPENSATION AND OPTIONS COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

Executive Compensation Philosophy

The Compensation and Options Committee of the Board of Directors is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Compensation and Options Committee also administers the Company’s 2003 and 1995 Option Plans. The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

The key components of the Company’s compensation program are base salary and cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of stockholders. The Compensation and Options Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board’s approval, base salary and cash bonuses for executive officers. The Compensation and Options Committee also makes all decisions with respect to stock option grants.

Management Incentive Plan

The Compensation and Options Committee believes that a significant proportion of total cash compensation for executive officers should be a function of the Company’s performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer’s compensation at risk. Consequently, the Compensation and Options Committee has established and administers the Company’s Management Incentive Plan (the “Management Incentive Plan”), a bonus program based on the Company’s achievement of certain earnings criteria that is available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of a bonus pool, with the amount and timing of the pool and each individual’s percentage participation established by the Compensation Committee. The Management Incentive Plan shall continue until terminated by the Board of Directors.

For 2005 and 2006, the Compensation and Options Committee determined an annual bonus based on minimum earning levels achieved by the Company.  Bonuses of $567,283 were earned for 2005 performance, of which $252,500 was paid in 2005 and an additional $314,783 was paid in the first quarter of 2006.

Equity Participation

The Company uses stock options granted under its 2003 Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation and Options Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the 2003 Option Plan have a term of 10 years and generally vest 20% per year, beginning on the first anniversary date of the grant. Under the 2003 Option Plan, a maximum of 345,600 shares of the Company’s common stock may be issued.

*                    The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

The stock options provide value to the recipients only when the market price of the Company’s common stock increases above the option grant price and only as the options vest and become exercisable. While option  grants are made by the Board of Directors, the Compensation and Options Committee considers these grants in making its cash compensation decisions.

Equity Compensation Plan Information

The following table provides certain information about the Company’s equity compensation plans in effect as of the end of fiscal year 2005.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders(1)	344,712	$21.13	808,979
Equity Compensation Plans Approved by Shareholders(2)	284,000	8.16	61,600
Total	628,712	$15.27	870,579

(1)          Consists of the Mackie Designs Inc. Third Amended and Restated 1995 Stock Option Plan.

(2)          Consists of the Mackie Designs Inc. 2003 Stock Option Plan.

Compensation of Chief Executive Officer

The Chief Executive Officer’s compensation is set using the Compensation Committee’s general philosophy as described above and consequently is subject in large part to the Company’s performance. In 2005, the salary for Mr. Engen was set at $325,000. Mr. Engen also received bonuses, perquisites and other cash and non-cash benefits totaling $133,434, including a bonus of $68,567 paid in 2006 with respect to performance in 2005.

Deductibility of Executive Compensation

The Compensation and Options Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 2005 was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company’s compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

COMPENSATION AND OPTIONS COMMITTEE
Clarence E. Terry (Chair)
R. Lynn Skillen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Clarence E. Terry and R. Lynn Skillen served on the Compensation and Options Committee during 2005. In February 2003, Messrs. Terry and Skillen were appointed as officers, and Messrs. Terry and Skillen were appointed as officers, of the following subsidiaries: Mackie Designs Manufacturing, Inc. (now known as Mackie Designs Inc.), and SIA Software Company, Inc.

AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*

The current members of the Audit Committee are Messrs. Gacek, Hollis (Chair), and Rea, all of whom (i) are independent directors, as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and Mr. Gacek qualifies as the “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission (the “SEC”). The Audit Committee operates pursuant to a written charter, a copy of which was attached as Appendix B to the proxy statement for the Annual Meeting of Shareholders held in May 2004.

As part of fulfilling its duties under that charter, the Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2005.

AUDIT COMMITTEE
C. Daryl Hollis (Chair)
Jon W. Gacek
George R. Rea

*                    The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP was the independent auditor for the Company for the year ended December 31, 2005 and has been selected to continue to serve as the independent auditor for the Company for 2006. Representatives of KPMG LLP are expected to attend the 2006 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Fees

The fees billed for professional services rendered by KPMG LLP for the fiscal years 2005 and 2004 were as follows:

	2005	2004
Audit Fees	$498,000	$278,000
Audit Related Fees	$241,000	$0
Tax Fees	$102,000	$226,000

There were no other audit-related or other fees billed by KPMG LLP for the fiscal years 2005 and 2004.

The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KPMG LLP and has determined that it is.

Pre-Approval Policy.

The Audit Committee has established policies on the pre-approval of audit and other services that the independent auditor may perform. The Committee must pre-approve the annual audit fees payable to the independent auditor on an annual basis. The Committee must also approve on a case-by-case basis their engagement for any other work to be performed for the Company that is not an integral component of the audit services as well as the compensation payable to the independent auditor therefore.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of March 31, 2006, by (1) persons who are known by the Company to own beneficially more than 5% of the Company’s outstanding common stock; (2) the Company’s Chief Executive Officer and the four most highly compensated executive officers; (3) the directors; and (4) the directors and executive officers as a group. On March 31, 2006, there were 4,566,202 shares of common stock outstanding.

Names	Amount and Nature of Beneficial Ownership of Common Shares as of March 31, 2006(1)			Percent of Class
Sun Mackie, LLC, Sun Capital Partners II, LP, Sun Capital Advisors II, LP and Sun Capital Partners, LLC	3,610,127	(2)		79.1%
Marc J. Leder	3,610,767	(2)(	3)(4)	79.1%
Rodger R. Krouse	3,610,767	(2)(	3)(4)	79.1%
James T. Engen	99,550	(5)		2.2%
Frank J. Loyko, Jr.	26,167	(6)		*
Kenneth P. Berger	14,185	(7)		*
Timothy P. O’Neil	12,800	(8)		*
Shawn C. Powers	3,600	(9)		*
All current directors and executive officers as a group (seventeen persons)	249,280	(10)		5.5%

*                    Less than 1%.

   (1)  A person is deemed to be the beneficial owner of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of any option, warrant, or right of conversion of a security or otherwise. All share numbers are adjusted to reflect the 1 for 5 reverse split effected on November 17, 2005.

   (2)  These shares consist of (i)  3,312,353 shares held directly by Sun Mackie; (ii) 235,886 shares that are issuable to Sun Mackie upon exercise of warrants, which are currently exercisable; (iii) 57,774 shares held by certain parties to a Shareholders’ Agreement, dated as of February 21, 2003, by and among the Company, Sun Mackie and the other parties thereto, with respect to which Sun Mackie has sole voting power; and (iv) 4,114 shares that are issuable upon exercise of warrants, which are currently exercisable, to certain parties to a Shareholders’ Agreement, dated as of February 21, 2003, by and among the Company, Sun Mackie and the other parties thereto, with respect to which Sun Mackie has sole voting power. Sun Capital Partners, LLC, a Delaware limited liability company (“Sun Partners LLC”) is the general partner of Sun Capital Advisors II, LP, a Delaware limited partnership (“Sun Advisors II”), which in turn is the general partner of Sun Capital Partners II, LP, a Delaware limited partnership (“Sun Partners II LP”). Sun Capital Partners III, LLC, a Delaware limited liability company (“Sun Partners III LLC”) is the general and managing partner of Sun Capital Advisors III, LP, a Delaware limited partnership (“Sun Advisors III”), which in turn is the general partner of Sun Capital Partners III, LP, a Delaware limited partnership (“Sun Partners LP”) and Sun Capital Partners III QP, LP, a Delaware limited partnership (“Sun Partners III QP, LLC”). Together, Sun Partners II, LP, Sun Partners III, LP and Sun Partners III QP, LP own all of the membership interests in Sun Mackie. As a result, Sun Partners LLC, Sun Partners III, LLC, Sun Advisors II, Sun Advisors III, Sun Partners II LP, Sun Partners III LP and Sun Partners III QP LP may be deemed to have indirect beneficial ownership of the 3,114,096 shares of Common Stock owned directly by Sun Mackie. Sun Mackie’s business address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

   (3)  Marc J. Leder and Rodger R. Krouse each currently serve as a director of the Company. Mr. Leder and Mr. Krouse each own 50% of the membership interests in Sun Capital Partners, LLC and 50% of the membership interests in Sun Capital Partners III, LLC. As a result, Mr. Leder and Mr. Krouse may be deemed to have indirect beneficial ownership of the 3,610,127 shares of Common Stock owned directly by Sun Mackie. Mr. Leder and Mr. Krouse’ business address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

   (4)  Includes options to purchase 640 shares of the Company stock exercisable within 60 days of March 31, 2006.

   (5)  Includes options to purchase 95,640 shares of the Company stock exercisable within 60 days of March 31, 2006.

   (6)  Includes options to purchase 19,500 shares of the Company stock exercisable within 60 days of March 31, 2006.

   (7)  Includes options to purchase 13,600 shares of the Company stock exercisable within 60 days of March 31, 2006.

   (8)  Consists of options to purchase 12,800 shares of the Company stock exercisable within 60 days of March 31, 2006.

   (9)  Consists of options to purchase 3,600 shares of the Company stock exercisable within 60 days of March 31, 2006.

(10) Includes options to purchase 158,760 shares of the Company stock exercisable within 60 days of March 31, 2006.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

The following table provides information with respect to the Named Executives concerning the grants of options during 2005. No SARS were granted during 2005.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed
	Number of Shares Underlying Options	Percent of Total Options Granted to Employees in	Exercise Price Per	Expiration	Annual Rates of Stock Price Appreciation for Option Term(1)
Name	Granted	Fiscal Year	Share	Date	5%	10%
James T. Engen	7,000	11.9%	$14.75	06/28/2015	$64,933	$164,554
Timothy P. O’Neil	3,000	5.1%	$14.75	06/28/2015	$27,829	$70,523
Kenneth P. Berger	3,000	5.1%	$14.75	06/28/2015	$27,829	$70,523
Frank J. Loyko, Jr.	2,000	3.4%	$14.75	06/28/2015	$18,552	$47,015
Shawn C. Powers	7,000	11.9%	$14.75	06/28/2015	$64,933	$164,554

(1)          The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company’s estimates or projection of the future common stock price. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

The following table provides information with respect to the Named Executives concerning the exercise of options during 2005 and unexercised options held as of December 31, 2005.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on	Value	Number of Shares Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
James T. Engen	—	—	95,480	56,120	$349,312	$534,598
Timothy P. O’Neil	—	—	12,800	22,200	138,240	211,110
Kenneth P. Berger	—	—	13,600	23,400	146,880	220,320
Frank J. Loyko, Jr.	—	—	19,425	23,675	155,520	235,780
Shawn C. Powers	—	—	1,800	14,200	8,460	42,590

(1)          Amounts reflected are based upon the market value of the common stock as of December 31, 2005 ($16.00) minus the applicable exercise price, multiplied by the number of shares underlying the options. Information in this table has been adjusted to reflect the 1 for 5 reverse stock split effected November 17, 2005.

CERTAIN TRANSACTIONS

In connection with the acquisition of St. Louis Music, Inc, in March 2005 the Company paid to Mr. Kornblum and certain members of his immediate family cash payments totaling $21,739,442, of which $221,040 was paid in 2006, and issued to those persons 79,358 shares of common stock. Of these amounts, Mr. Kornblum received in his individual capacity $3,843,624 in cash, of which $39,482 was paid in 2006, and 79,358 shares of common stock. Mr. Kornblum disclaims beneficial ownership of shares owned by his family members in which he has no pecuniary interest.

Also in connection with the acquisition of St. Louis Music, the Company entered into real property lease agreements with certain members of Mr. Kornblum’s immediate family, pursuant to which the Company paid to those persons lease payments totaling $191,750 in 2005, and pursuant to which the Company is obligated to pay those persons $230,100 in 2006. The Company believes that the lease is on terms no less favorable to the Company than might have been obtained from unaffiliated parties, but can offer no assurances to that effect. Mr. Kornblum’s father, Eugene Kornblum, was an employee of St. Louis Music, a wholly owned subsidiary of the Company, and in that capacity Mr. Eugene Kornblum received payments from the Company’s subsidiary totaling $240,828.

As part of the equity investment made by Sun Mackie, in February 2003, the Company entered into a Management Services Agreement with Sun Capital Partners Management, LLC.   Pursuant to this agreement, the Company receives financial and management consulting services from Sun Capital Partners Management in exchange for an annual fee (which is to be paid in quarterly installments) equal to the greater of $400,000 or 6% of the Company’s EBITDA (as defined therein), provided that the fee will not exceed $1 million a year unless approved by a majority of our directors who are not affiliates of Sun Capital Partners Management. During 2005, Sun Capital Partners Management was paid a total of $1,161,000 pursuant to this Agreement, of which $146,000 represents a correction to the 2004 management fee and $15,000 represents reimbursement for expenses. This Management Services Agreement terminates on February 21, 2010.

In August 2004, the Company entered into an Exchange Agreement with Sun Mackie to exchange 2,480,155 shares of the Company’s common stock (pre-split) for the cancellation of all principal and accrued interest due to Sun Mackie pursuant to a Subordinated Promissory Note dated March 31, 2003.

The Note had an original principal amount of $3,931,429 and had principal plus accrued interest outstanding as of August 3, 2004 of $4,836,301.

The Company also paid investment banking fees to Sun Capital Partners Management III, LLC in 2005. The Company paid a total of $1,234,322 of which $384,322 represented fees in connection with the acquisition of St. Louis Music and $850,000 represented fees in connection with the debt refinance in August 2005.

Sun Mackie is majority owned by Sun Capital Partners II, LP. The general partner of Sun Capital Partners II, LP is Sun Capital Advisors II, LP. The general partner of Sun Capital Advisors II, LP is Sun Capital Partners, LLC and its limited partners include, among others, Marc J. Leder, Rodger R. Krouse, Clarence E. Terry, Kevin J. Calhoun and David Kreilein. Messrs. Leder, Krouse and Terry served as a director of the Company in 2005. In addition, Messrs. Leder and Krouse each own 50% of the membership interests in Sun Capital Partners, LLC. Messrs. Leder and Krouse are also co-Chief Executive Officers of Sun Mackie. Sun Capital Partners Management, LLC is wholly owned by Sun Capital Advisors II, LP.

In October 1999, the Company executed a non-interest bearing loan with James T. Engen in the amount of $250,000 for relocation expenses in connection with his appointment as Chief Operating Officer. Payments to reduce this amount began in December 2002 and the note was fully paid in October 2004.

PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return for the Company’s stock at December 31, 2005 since December 31, 2000 to the cumulative return over such period of (1) the Total Return Index of the NASDAQ Stock Market-US and (2) the Total Return Index of the NASDAQ Stock Market-Electronic Components. The graph assumes that on December 31, 2000, $100 was invested in the common stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Under the securities laws of the United States, the Company’s directors, its officers and any persons holding more than 10% of the Company’s common stock must report their initial ownership to the Securities and Exchange Commission (“SEC”) and subsequent reports disclosing changes in such ownership. Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2005. The Company believes that all of these filing requirements have been satisfied, except for one late Form 4 filed by each of Messrs. O’Neil, Loyko, Engen, Powers and Berger. In making this statement the Company has relied solely on written representations of its directors, its officers, and any ten percent shareholder, and copies of the reports that they filed with the SEC.

OTHER MATTERS

The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2005 is available at the Securities and Exchange Commission’s web site (http://www.sec.gov), and a copy of the report may also be obtained, without charge, upon written request to: Corporate Secretary, LOUD Technologies Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

By Order of the Board of Directors
James T. Engen
Chairman, President and Chief Executive Officer
Woodinville, Washington
April 10, 2006

ANNEX A

2003 STOCK OPTION PLANOF
MACKIE DESIGNS INC.

1.     Purposes of the Plan.   This Stock Option Plan (the “Plan”) is designed to provide an incentive to key employees (including managers and officers who are key employees) of Mackie Designs Inc., a Washington corporation (the “Company”), or any of its Subsidiaries (as defined in Paragraph 21) and consultants and board members who are not employees of the Company, and to offer an additional inducement in obtaining the services of such persons. The Plan provides for the grant of options to acquire shares of Common Stock (as defined in Paragraph 21 hereof) of the Company which may be subject to contingencies or restrictions.

2.     Subject to the Plan.   Subject to the provisions of Paragraph 13, the aggregate number of shares of Common Stock for which options may be granted under the Plan shall not exceed 1,728,000 shares. Such shares of Common Stock may, in the discretion of the Board of Directors of the Company (the “Board of Directors” or the “Board”), consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. Subject to the provisions of Paragraph 14, any share of Common Stock underlying an option granted under this Plan which for any reason expires, is canceled, forfeited, or is terminated unexercised or which ceases for any reason to be exercisable, shall again become available for the granting of options under the Plan. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan.

3.     Administration of the Plan.   The Plan shall be administered by the Board of Directors or a committee of the Board of Directors that is composed solely of two or more Non-Employee Directors as that term is defined in the rules and regulations promulgated under Section 16(b) of the Exchange Act (the Board of Directors and such committee being referred to collectively as the “Committee”). A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members of the Committee without a meeting, shall be the acts of the Committee.

Subject to the express provisions of the Plan and the grant agreement referred to in Paragraph 12 hereof (the “Agreement”), the Committee shall have the authority, in its sole discretion, to make all determinations relating to the Plan, including, but not limited to, the right to determine: the key employees of the Company (or its Subsidiaries), consultants and members of the Board, who shall be granted options; the type of option to be granted; the times when an option shall be granted; the number of shares of Common Stock to be subject to each option; the term of each option; the date each option shall vest and become exercisable; whether an option shall be exercisable in whole, in part or in installments and, if in installments, the number of shares of Common Stock to be subject to each installment, whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any option or installment; whether shares of Common Stock may be issued upon the exercise of an option as partly paid and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option; the form of payment of the exercise price; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option and, if so, whether and under what conditions to waive any such restriction; whether and under what conditions to subject all or a portion of the grant or exercise of an option or the shares of Common Stock acquired pursuant to the exercise of an option to the fulfillment of certain restrictions or contingencies as specified in the Agreement, including without limitation, restrictions or contingencies relating to entering into a covenant not to compete with the Company, any of its Subsidiaries or a Parent (as defined in Paragraph 21), to financial objectives for

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the Company, any of its Subsidiaries or a Parent or any of its affiliates, a division of any of the foregoing, a product line or other category, and/or to the period of continued employment of the optionee with the Company, any of its Subsidiaries or a Parent or any of its affiliates, and to determine, in each case, whether such limitations, restrictions or contingencies have been met; whether an optionee is Disabled (as defined in Paragraph 21); the amount, if any, necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold taxes or other amounts; the fair market value (as defined in Paragraph 21 hereof) of a share of Common Stock; to construe the respective Agreement and the Plan; with the consent of the optionee, to cancel or modify an option, provided, that the modified provision is permitted to be included in an option granted under the Plan on the date of the modification, and further, provided, that in the case of a modification, such option as modified would be permitted to be granted on the date of such modification under the terms of the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations necessary or advisable for administering the Plan. Any controversy or claim arising out of or relating to the Plan, any option granted under the Plan or any Agreement shall be determined unilaterally by the Committee in its sole discretion. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive and binding on the parties. No member or former member of the Committee shall be liable for any action, failure to act or determination made in good faith with respect to the Plan, any Agreement or any option hereunder.

The Company may establish a committee of outside directors meeting the requirements of Code Section 162(m) to (i) approve the grant of options that might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes by the Company pursuant to Code Section 162(m) and (ii) administer the Plan. In such event, the powers reserved to the Committee in the Plan shall be exercised by such compensation committee. In addition, options under the Plan shall be granted upon satisfaction of the conditions to such grants provided pursuant to Code Section 162(m) and any Treasury Regulations promulgated thereunder.

4.     Eligibility.   The Committee may from time to time, in its sole discretion, consistent with the purposes of the Plan, grant options to (a) key employees (including officers and managers or directors who are key employees) of the Company or any of its Subsidiaries, (b) consultants to the Company or any of its Subsidiaries or (c) members of the Board. Such options granted shall cover such number of shares of Common Stock as the Committee may determine, in its sole discretion, as set forth in the applicable Agreement.

5.     Non-qualified Options.   It is the Company’s intent that only Non-qualified Stock Options, and not “incentive stock options” within the meaning of Section 422A of the Code, be granted under the Plan and that any ambiguities in construction be interpreted in order to effectuate such intent. The Committee may from time to time grant to eligible participants Non-qualified Stock Options. The options granted shall take such form as the Committee shall determine, subject to the terms and conditions herein.

6.     Exercise Price.   The exercise price of the shares of Common Stock under each option shall be the Fair Market Value of a share of Common Stock on the date of grant as determined by the Committee, in its sole discretion, and as set forth in the applicable Agreement.

7.     Term.   The term of each option granted pursuant to the Plan shall be such term as is established by the Committee, in its sole discretion, as set forth in the applicable Agreement; provided, however, that the term of each option granted pursuant to the Plan shall be for a period not exceeding 10 years from the date of grant thereof; and further, provided, that options shall be subject to earlier termination as hereinafter provided.

8.     Exercise.   An option (or any part or installment thereof), to the extent then exercisable, shall be exercised by giving written notice to the Company, c/o Sun Capital Partners Management, LLC, 5200

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Town Center Circle, Suite 470, Boca Raton, Florida 33486, Attention: Marc J. Leder, Rodger R. Krouse and C. Deryl Couch, in the form established by the Committee and accompanied by payment in full of the aggregate exercise price therefor (a) in cash or by certified check or (b) in such other form as the Committee may approve. The Company shall not be required to issue any shares of Common Stock pursuant to any such option until all required payments, including any required withholding, have been made and all required actions have been taken.

A person entitled to receive shares of Common Stock upon the exercise of an option shall not have the rights of a stockholder of the Company with respect to such stock until the date of issuance of a certificate for such shares of Common Stock, or in the case of uncertificated shares of Common Stock, an entry is made on the books of the Company’s transfer agent representing such shares.

In no case may a fraction of a share of Common Stock be purchased or issued under the Plan.

9.     Termination of Relationship.

(a)    Employees and Consultants. Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company, its Parent or Subsidiaries as an employee or a consultant has terminated for any reason (other than as a result of the death or Disability of the optionee) may exercise his options, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that (i) if such relationship is terminated for Cause (as defined in Paragraph 21), such option shall terminate on the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination. Except as may otherwise be expressly provided in the applicable Agreement, options granted under the Plan to an employee or consultant shall not be affected by any change in the status of the optionee so long as the optionee continues to be an employee of, or a consultant to, the Company, or any of the Subsidiaries or a Parent (regardless of having changed from one to the other or having been transferred from one corporation to another).

(b)   Board Members. Except as may otherwise be expressly provided in the applicable Agreement, an optionee whose relationship with the Company as a Board member ceases for any reason (other than as a result of his death or Disability) may exercise his options, to the extent exercisable on the date of such termination, at any time within three months after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired; provided, however, that (i) if such relationship is terminated for Cause, such option shall terminate on the day immediately before the date of such termination and (ii) if such relationship is terminated without the consent of the Company, such option shall terminate on the day of such termination. Except as may otherwise be expressly provided in the applicable Agreement, options granted to a Board member shall not be affected by the optionee becoming an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent.

(c)    General. Nothing in the Plan or in any option granted under the Plan shall confer on any optionee any right to continue in the employ of, or as a consultant to, the Company, any of its Subsidiaries or a Parent, or as a manager or director of the Company, or interfere in any way with any right of the Company, any of its Subsidiaries or a Parent to terminate the optionee’s relationship at any time for any reason whatsoever without liability to the Company, any of its Subsidiaries or a Parent.

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10.   Death or Disability of an Optionee.

(a)    Employees and Consultants.

(i)    Except as may otherwise be expressly provided in the applicable Agreement, if an optionee dies while he is an employee of, or consultant to, the Company, any of its Subsidiaries or a Parent, the options that were granted to him as an employee or consultant may be exercised, to the extent exercisable on the date of his death, by his Legal Representative (as defined in Paragraph 21) at any time within one year after death, but not thereafter and in no event after the date the option would otherwise have expired.

(ii)   Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as an employee of, or consultant to, the Company, its Parent and Subsidiaries has terminated by reason of such optionee’s Disability may exercise the options that were granted to him as an employee or consultant, to the extent exercisable upon the effective date of such termination, at any time within one year after such date, but not thereafter and in no event after the date the option would otherwise have expired.

(b)   Board Members. Except as may otherwise be expressly provided in the applicable Agreement, any optionee whose relationship as a Board member ceases as a result of his death or Disability may exercise the options that were granted to him as a Board member, to the extent exercisable on the date of such termination, at any time within one year after the date of termination, but not thereafter and in no event after the date the option would otherwise have expired. In the case of the death of the Board member, the option may be exercised by his Legal Representative.

11.   Compliance with Securities Laws.   The Committee may require, in its sole discretion, as a condition to the exercise of any option that either (a) a Registration Statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Common Stock to be issued upon such grant or exercise shall be effective and current at the time of grant or exercise, or (b) there is an exemption from registration under the Securities Act for the issuance of the shares of Common Stock upon such grant or exercise. Nothing herein shall be construed as requiring the Company to register the shares of Common Stock subject to any option under the Securities Act or to keep any Registration Statement effective or current.

The Committee may require, in its sole discretion, as a condition to the receipt of an option or the exercise of any option hereunder that the optionee execute and deliver to the Company his representations and warranties, in form, substance and scope satisfactory to the Committee, which representations and warranties the Committee determines are necessary or convenient in connection with qualifying for an exemption from the registration requirements of the Securities Act, applicable state securities laws or satisfying other legal requirements.

In addition, if at any time the Committee shall determine, in its sole discretion, that the listing or qualification of the shares of Common Stock subject to any option on any securities exchange or under any applicable law, or the consent or approval of any governmental agency or regulatory body, is necessary or desirable as a condition to, or in connection with, the granting of an option or the issuing of shares of Common Stock thereunder, such option may not be granted and such option may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.   Agreements.   Each option shall be evidenced by an appropriate Agreement which shall be duly executed by the Company and the optionee, and shall contain such terms, provisions and conditions not inconsistent herewith as may be determined by the Committee. The terms of each option and Agreement need not be identical.

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13.   Adjustments Upon Changes in Interests.   Notwithstanding any other provision of the Plan, in the event of:

(a)    A dividend, recapitalization, or a spin-off, split-up, combination or exchange of shares of Common Stock or the like which results in a change in the number or kind of shares of Common Stock outstanding immediately prior to such event, the Committee shall appropriately adjust the aggregate number and kind of shares of Common Stock subject to the Plan, the aggregate number and kind of shares of Common Stock subject to each outstanding option and the exercise price thereof. Such adjustments shall be conclusive and binding on all parties and may provide for the elimination of fractional shares of Common Stock which might otherwise be subject to options without payment therefor.

(b)   A merger, consolidation, or sale by the Company of all or substantially all of its assets, in which the Company is not the surviving corporation, except as set forth below or in the Agreement, the options granted hereunder as of the date of such event shall continue to be outstanding and the optionee shall be entitled to receive in exchange therefor an option in the surviving corporation for the same number of shares of Common Stock as he would have been entitled to receive if he had exercised the options granted hereunder immediately prior to the transaction and actually owned the shares of Common Stock subject to such option. The exercise price of the option in the surviving corporation shall be such that the aggregate consideration for the shares of Common Stock subject to the option in the surviving corporation shall be equal to the aggregate consideration payable with respect to the option granted under the Plan.

Notwithstanding the foregoing, the Company shall have the right, by written notice, provided to an optionee sent no later than 5 days prior to the proposed sale of assets, merger or consolidation (as determined by the Board of Directors in its sole discretion) or by inclusion in the applicable Agreement, to advise the optionee that upon consummation of the transaction all options granted to any optionee under the Plan and not therefore exercised (or which are not then currently exercisable) shall terminate and be void, in which event, the optionee shall have the right to exercise all options then currently exercisable in accordance with the terms of the applicable Agreement within 2 days after the date of the notice from the Company or as otherwise provided in the Agreement.

14.   Amendments and Termination of the Plan.   The Plan was adopted by the Board of Directors as of                   , 2003. The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, to comply with any change in applicable law, regulations, rulings or interpretations of any administrative agency; provided, however, that no amendment for which applicable regulation related to the listing, registration or qualification of the shares subject to the Plan upon any securities exchange or applicable law requires stockholder approval shall be effective without the requisite prior or subsequent stockholder approval. No termination, suspension or amendment of the Plan shall, without the consent of the optionee, adversely affect his rights under any option granted under the Plan. The power of the Committee to construe and administer any option granted under the Plan prior to the termination or suspension of the Plan nevertheless shall continue after such termination or during such suspension.

15.   Non-Transferability.   No option granted under the Plan shall be transferable other than by will or the laws of descent and distribution, and options may be exercised, during the lifetime of the optionee, only by the optionee or his Legal Representatives. Except to the extent provided above, options may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process, and any such attempted

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assignment, transfer, pledge, hypothecation or disposition shall be null and void ab initio and of no force or effect.

16.   Withholding Taxes.   The Company, a Subsidiary or Parent may withhold (a) cash, (b) shares of Common Stock to be issued upon exercise of an option having an aggregate fair market value on the relevant date, or (c) any combination thereof, in an amount equal to the amount which the Committee determines is necessary to satisfy the obligation of the Company, a Subsidiary or Parent to withhold Federal, state and local income taxes or other amounts incurred by reason of the grant, vesting, exercise or disposition of an option, or the disposition of the underlying shares of Common Stock. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand.

The Company may require, as a condition to any grant or exercise under the Plan, that the grantee make provision for the payment to the Company of federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option. Participants shall be required to indemnify or reimburse the Company with respect to any federal, state or local taxes of any kind that the Company is required by law to withhold with respect to any grant, vesting, exercise or disposition of any option, to the extent the Company does not or cannot withhold such amount. Without limiting the generality of the foregoing, the Company, to the extent permitted or required by law, shall have the right to deduct from any payment(s) of any kind (including salary or bonus) otherwise due to a grantee, a total amount not to exceed the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant, vesting, exercise or disposition of any option.

17.   Legends; Payment of Expenses.   The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon exercise of an option under the Plan and may issue such “stop transfer” instructions to its transfer agent in respect of such shares as it determines, in its discretion, to be necessary or appropriate to (a) prevent a violation of, or to qualify for an exemption from, the registration requirements of the Securities Act and any applicable state securities laws, or (b) implement the provisions of the Plan or any agreement between the Company and the optionee with respect to such shares of Common Stock. Each optionee may, in the Committee’s discretion, be required either to execute a stockholders’ agreement as a condition to receiving a grant of options hereunder or to exercising any options granted hereunder.

The Company shall pay all issuance taxes with respect to the issuance of shares of Common Stock upon the exercise of an option granted under the Plan, as well as all fees and expenses incurred by the Company in connection with such issuance.

18.   Use of Proceeds.   The cash proceeds received upon the exercise of an option under the Plan shall be added to the general funds of the Company and used for such corporate purposes as the Board of Directors may determine.

19.   Substitutions and Assumptions of Options of Certain Constituent Corporations.   Anything in this Plan to the contrary notwithstanding, the Board of Directors may, without further approval by the stockholders, substitute new options for prior options of a Constituent Corporation (as defined in Paragraph 21) or assume the prior options of such Constituent Corporation; provided, however, that no substitution or assumption for which applicable regulation or applicable law requires stockholder approval shall be effective without the requisite prior or subsequent stockholder approval.

20.   Right of First Refusal; Right to Repurchase.

(a)    The Company shall have a right of first refusal with respect to any proposed sale or other disposition by optionees (and their successors in interest by purchase, gift or other mode of transfer) of any shares of Common Stock issued to them under the Plan which are transferable. This right of

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first refusal shall be exercisable by the Company in accordance with terms and conditions established by the Committee.

(b)   In the case of any optionee whose employment or service terminates for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause), except as otherwise provided in any Agreement, the Company shall have a right, exercisable at any time and from time to time after such termination, to repurchase from the optionee (or any successor in interest by purchase, gift or other mode of transfer) all (but not less than all) shares of Common Stock issued to the optionee under the Plan. Such repurchase shall be made at the Fair Market Value of the shares of Common Stock at the time of repurchase unless the Company terminates the optionee’s employment or service for Cause (or, in the Committee’s determination, the optionee has taken any action prior to or following the termination of his employment or service which would have constituted grounds for a termination for Cause), in either of which case such repurchase shall be made at the lower of the Fair Market Value of the shares of Common Stock at the time of repurchase or the purchase price paid by the optionee for such shares of Common Stock. This right to repurchase shall be exercisable by the Company at any time within one hundred eighty (180) days of the termination of such optionee’s employment or service with the Company for any reason (including, without limitation, death, Disability, retirement, voluntary resignation or termination, or involuntary termination with or without Cause) by: (i) giving written notice of such repurchase to such optionee, (ii) tendering payment of the purchase price of such shares of Common Stock to such optionee within thirty (30) days of the delivery of such written notice and (iii) complying with such other terms and conditions established by the Committee.

21.   Definitions.   For purposes of the Plan, the following terms shall be defined as set forth below:

(a)    “Board” or “Board of Directors” shall mean the Board of Directors of the Company.

(b)   “Cause” shall mean (i) in the case of an employee or consultant, if there is a written employment or consulting agreement between the optionee and the Company, any of its Subsidiaries or a Parent which defines termination of such relationship for cause, “cause” as defined in such agreement, and (ii) in the absence of such agreement, (A) conviction of the employee or consultant of any felony, or the conviction of the employee or consultant of a misdemeanor which involves moral turpitude, or the entry by the employee or consultant of a plea of guilty or nolo contendere with respect to any of the foregoing, (B) the commission of any act or failure to act by such employee or consultant that involves moral turpitude, dishonesty, theft, destruction of property, fraud, embezzlement or unethical business conduct, or that is otherwise injurious to the Company or any of its affiliates, whether financially or otherwise, (C) any violation by such employee or consultant of any rule or policy of the Company or any of its affiliates, or (D) any violation by such employee or consultant of the requirements of any other contract or agreement between the Company (or any of its affiliates) and such employee or consultant, and the failure of such employee or consultant to cure such violation within ten (10) days after receipt of written notice from the Company; in each case, with respect to subsections (A) through (D), as determined in good faith by the Board of Directors of the Company in the exercise of its reasonable business judgment.

(c)    “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor thereto.

(d)   “Common Stock” means the shares of common stock of the Company, no par value.

(e)    “Constituent Corporation” shall mean any corporation which engages with the Company, any of its Subsidiaries or a Parent in a transaction to which Section 424(a) of the Code applies, or any Parent, Subsidiary or affiliate of such corporation.

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(f)    “Disabled” or “Disability” shall mean a permanent and total disability within the meaning of Section 22(e)(3) of the Code.

(g)    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and any successor thereto.

(h)   “Fair Market Value” shall mean as of any applicable date, (i) if the principal securities market on which the Common Stock is traded is a national securities exchange, The Nasdaq National Market (“NNM”) or The Nasdaq SmallCap Market (“NSM”), the closing price of the Common Stock on such exchange, the NNM or the NSM, as the case may be, as of the applicable date, or if no sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was a reported sale; (ii) if the principal securities market on which the Common Stock is traded is not a national securities exchange, the NNM or the NSM, the average of the bid and asked prices reported by the National Quotation Bureau, Inc.; (iii) if not reported by the National Quotation Board, the closing price of a share of Common Stock on the date of grant as reported on the OTC Bulletin Board; or (iv) if the price of the Common Stock is not so reported, the Board of Directors’ good faith determination of the fair value of one share of Common Stock as of the applicable reference date, which determination shall be consistent with the requirements of Section 422(c) of the Code.

(i)    “Legal Representative” shall mean the executor, administrator or other person who at the time is entitled by law to exercise the rights of a deceased or incapacitated optionee with respect to an option granted under the Plan.

(j)     “Non-qualified Stock Option” means any stock option other than an incentive stock option as defined in Section 422 of the Code and any successor thereto.

(k)   “Parent” shall have the same definition as “parent corporation” in Section 424(e) of the Code.

(l)    “Subsidiary” shall have the same definition as “subsidiary corporation” in Section 424(f) of the Code.

22.   Governing Law; Construction.   The Plan, the options and any Agreement hereunder and all related matters shall be governed by, and construed in accordance with, the laws of the State of Washington, without regard to conflict of law provisions.

Neither the Plan nor any Agreement shall be construed or interpreted with any presumption against the Company by reason of the Company causing the Plan or Agreement to be drafted. Whenever from the context it appears appropriate, any term stated in either the singular or plural shall include the singular and plural, and any term stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter.

23.   Partial Invalidity.   The invalidity, illegality or unenforceability of any provision in the Plan, any option or Agreement shall not affect the validity, legality or enforceability of any other provision, all of which shall be valid, legal and enforceable to the fullest extent permitted by applicable law.

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LOUD TECHNOLOGIES INC.

16220 Wood-Red Road, N.E.	PROXY
Woodinville, Washington 98072

This Proxy is Solicited on Behalf of the Board of Directors

for the Annual Meeting of Shareholders, May 16, 2006

The undersigned hereby appoints James T. Engen and Marc J. Leder, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 16, 2006, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.             Election of the following nominees for Directors:

T. Scott King, Jason H. Neimark, Kevin J. Calhoun and Case Kuehn

Withheld for nominee(s) listed below:

(The Board of Directors recommends a vote “FOR” Proposal 1)

☐ FOR the nominees listed above	☐ WITHHOLD AUTHORITY to vote for all nominees listed above

2.             Approval of future grants under the 2003 Stock Option Plan (the “New Plan”).

(The Board of Directors recommends a vote “FOR” Proposal 2)

☐ FOR approval of the New Plan	☐ AGAINST the New Plan

3.             In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.

(Continued and to be dated and signed on reverse side)

[FRONT]

FOLD AND DETACH HERE

SEA1 #160846 v3

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.

If no direction is made, this proxy will be voted for Proposal 1.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly
Dated:	, 2006
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PREPAID ENVELOPE

[BACK]

FOLD AND DETACH HERE

SEA1 #160847 v1